UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

Atlas Energy Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41828	93-2154509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 W. Courtyard Drive Suite 500
Austin, Texas		78730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 220-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AESI	New York Stock Exchange
	AESI	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2025, Atlas Energy Solutions Inc. (“Atlas” or the “Company”) announced that Chris Scholla is departing from the Company and his role as EVP & President, Sand and Logistics, effective as of October 21, 2025. Mr. Scholla’s departure constitutes a Qualifying Termination under the Company’s Management Change in Control Severance Plan (the “Severance Plan”) and Mr. Scholla will receive post-employment benefits in accordance with the Severance Plan, subject to the satisfactions of the terms and conditions therein, including the execution of a participant agreement and general release. John Turner, Atlas’s President and Chief Executive Officer, will lead the Company’s sand and logistics operations during the search for Mr. Scholla’s successor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.

Date:	October 21, 2025	By:	/s/ John Turner
Name: John Turner Title: President and Chief Executive Officer